ARTICLES OF INCORPORATION

                                       OF

                          MOUNTAIN STATES CAPITAL INC.
                       (An Arizona Business Corporation*)

1.   NAME.

     The name of the Corporation is MOUNTAIN STATES CAPITAL INC.

2.   PURPOSE.

     The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

3.   INITIAL BUSINESS.

     The Corporation initially intends to conduct the business of

                      REAL ESTATE AND GENERAL INVESTMENTS.

4.   AUTHORIZED CAPITAL.

     The Corporation shall have authority to issue 25,000,000 shares of Common Stock.

5.   KNOWN PLACE OF BUSINESS. (In Arizona)

     The street address of the known place of business of the Corporation is:

           10645 North Tatum
           Suite 200-243
           Phoenix, AZ 85025

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*    Incorporated  under and  subject  to  Articles  1  through  17 of Title 10,
     Arizona Revised Statutes, eff. 1/1/96.

6.   STATUTORY AGENT. (In Arizona)

     The name and address of the statutory agent of the Corporation is:

           Jay W. Flynn
           1931 W. 2nd St.
           Mesa, AZ 85201

7.   BOARD OF DIRECTORS. (Minimum of one.)

     The initial board of directors shall consist of 1 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

           Mike Casey
           3541 East 99th Lane
           Thornton, CO 80229

     The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

8.   OFFICERS.

     The initial officer(s) of the Corporation who shall serve at the pleasure of the board of directors is (are):

     Mike Casey, President                Mike Casey, Secretary

     /s/ Mike Casey, (Title)    x         /s/ Mike Casey, (Title)      x
     ---------------------------------    ---------------------------------

9.   INCORPORATORS. (Minimum of one.)

     The name(s) and address(es) of the incorporators is (are):

           Mike Casey
           3541 East 99th Lane
           Thornton, CO 80229

     All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

10.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

     The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

11.  LIMITATION OF LIABILITY.

     To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

     EXECUTED this 12th day of March, 1997 by all of the incorporators.

Signed:

/s/ Mike Casey
------------------------
Mike Casey

                  ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 12th day of March, 1997.


                                        Signed /s/ Jay W. Flynn
                                               ---------------------------------
                                               Jay W. Flynn